Exhibit 99.1













               MINDEN BUILDING AND LOAN ASSOCIATION

                        MINDEN, LOUISIANA

                          JUNE 30, 2002



               MINDEN BUILDING AND LOAN ASSOCIATION

                        MINDEN, LOUISIANA

                          JUNE 30, 2002


                        TABLE OF CONTENTS





                                                             Page

Balance Sheets                                                F-1

Statements of Income                                          F-2

Statement of Equity                                           F-3

Statements of Cash Flows                                    F-4-5

Notes to Financial Statements                               F-6-8











                               2




               MINDEN BUILDING AND LOAN ASSOCIATION

                          BALANCE SHEETS

               JUNE 30, 2002 AND DECEMBER 31, 2001

                                                                   June                December
     A S S E T S                                                 30, 2002              31, 2001
     -----------                                                 --------              --------
                                                                          (in thousands)
Cash and noninterest-bearing deposits                            $    831              $    802
Interest-bearing demand deposits                                      175                 1,039
Federal funds sold                                                  1,350                  -
                                                                  -------              --------
     Total cash and cash equivalents                                2,356                 1,841

Investment securities:
 Securities held-to-maturity (estimated market value of $2,803-
   2002 and $3,825-2001)                                         $  2,639              $  3,737
 Securities available-for-sale, at estimated market value          17,151                11,287

Federal Home Loan Bank stock, at cost                                 465                   458
Loans, net of allowance for loan losses of $911                    47,778                41,188
Accrued interest receivable                                           283                   211
Premises and equipment, net                                         2,103                 2,144
Real estate owned                                                      35                    59
Other assets                                                          555                   308
                                                                  -------              --------
Total assets                                                      $73,365               $61,233
                                                                  =======              ========
 LIABILITIES AND EQUITY
 ----------------------

Liabilities:
 Deposits:
   Noninterest-bearing                                              2,620                 2,613
   Interest-bearing                                                48,850                43,457
                                                                  -------              --------
     Total deposits                                                51,470                46,070
 Stock escrow                                                       4,365                   -
 Accrued dividends on savings                                         199                   255
 Deferred federal income taxes                                        490                   497
 Federal Home Loan Bank advances                                    5,000                 3,000
 Other liabilities                                                    159                   114
                                                                  -------              --------
     Total liabilities                                             61,683                49,936

Commitments and contingencies                                         -                     -

Equity:
 Retained earnings                                                 10,986                10,587
 Accumulated other comprehensive income                               696                   710
                                                                  -------              --------
     Total equity                                                  11,682                11,297
                                                                  -------              --------
Total liabilities and equity                                      $73,365               $61,233
                                                                  =======              ========


                See accompanying notes to financial statements.

                                                                          F-1



               MINDEN BUILDING AND LOAN ASSOCIATION

                       STATEMENTS OF INCOME

         FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001



                                                          2002                  2001
                                                          ----                  ----
                                                                (in thousands)

Interest and dividend income:
 Loans, including fees                                $  1,751              $  1,356
 Investments-taxable:
   Securities                                               85                   189
   Mortgage-backed securities                              250                   238
 Dividends-FHLMC/FHLB                                       14                    18
 Other (federal funds/interest-bearing demand)              13                    35
                                                      --------              --------
     Total interest and dividend income                  2,113                 1,836

Interest expense:
 Interest-bearing deposits                                 826                   923
 Interest on borrowed funds                                 41                    46
                                                      --------              --------
     Total interest expense                                867                   969
                                                      --------              --------
     Net interest income                                 1,246                   867
 Provision for loan losses                                -                     -
                                                      --------              --------
     Net interest income after provision for
      loan losses                                        1,246                   867

Other operating income:
 Customer service fees                                      81                    68
 Gain on sale of assets                                      1                     8
                                                      --------              --------
     Total other operating income                           82                    76

Other operating expenses:
 Salaries and benefits                                     356                   244
 Office occupancy expense                                   58                    58
 Professional fees and supervisory examinations             56                    44
 SAIF insurance premium                                      4                     3
 Other general and administrative expenses                 305                   262
                                                      --------              --------
     Total other operating expenses                        779                   611
                                                      --------              --------
Income before income taxes                                 549                   332

Income tax expense                                         150                    98
                                                      --------              --------
Net income                                            $    399              $    234
                                                      ========              ========


                See accompanying notes to financial statements.

                                                                          F-2



               MINDEN BUILDING AND LOAN ASSOCIATION

                       STATEMENT OF EQUITY

              FOR THE SIX MONTHS ENDED JUNE 30, 2002




                                                       Accumulated
                                                          Other
                                         Retained     Comprehensive
                                         Earnings         Income          Total
                                         --------     -------------       -----
                                                      (in thousands)

Balance January 1, 2002                  $ 10,587       $     710     $  11,297
-----------------------

Comprehensive income:
 Net income                                   399            -              399
 Change in net unrealized gain on
   securities available for sale, net
   of reclassification adjustment and
   tax effect of $7                          -                (14)          (14)
                                                                      ---------
     Total comprehensive income                                             385
                                         --------       ---------     ---------
Balance June 30, 2002                    $ 10,986       $     696     $  11,682
----------------------                   ========       =========     =========


















                See accompanying notes to financial statements.

                                                                          F-3



               MINDEN BUILDING AND LOAN ASSOCIATION

                     STATEMENTS OF CASH FLOWS

         FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001




                                                              2002              2001
                                                              ----              ----
                                                                  (in thousands)

Cash flows from operating activities:
 Net income                                                    399               234
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                 46                52
   Deferred income taxes                                        18               (17)
   Stock dividends                                              (3)               (6)
   (Gain) on sale of assets                                     (1)               (8)
   (Increase) decrease in prepaid expenses and
     accrued income                                           (319)              (52)
   Increase in dividends payable and other liabilities         (68)               16
                                                            ------           -------
     Net cash provided by operating activities                  72               219

Cash flows from investing activities:
 Activity in available for sale securities:
  Maturities, prepayments and calls                          1,082             3,156
  Purchases                                                 (6,156)           (8,802)
 Activity in held to maturity securities:
  Maturities, prepayments and calls                            308             9,304
  Purchases                                                     -                 -
 Net (increase) in loans                                    (6,576)           (5,206)
 Proceeds from sale of real estate owned                        25                 8
 Purchases of premises and equipment                            (5)              (44)
                                                            ------           -------
     Net cash (used) by investing activities               (11,322)           (1,584)

Cash flows from financing activities:
 Net increase in deposits                                    5,400             4,631
 Net increase (decrease) in advances from FHLB               2,000            (1,400)
 Net increase in stock escrow                                4,365                -
                                                            ------           -------
     Net cash provided by financing activities              11,765             3,231
                                                            ------           -------
Net increase in cash and cash equivalents                      515             1,866

Cash and cash equivalents at January 1                       1,841             1,104
                                                            ------           -------

Cash and cash equivalents at June 30                         2,356             2,970
                                                            ======           =======

                See accompanying notes to financial statements.

                                                                          F-4



               MINDEN BUILDING AND LOAN ASSOCIATION

                     STATEMENTS OF CASH FLOWS

         FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001





                                                         2002              2001
                                                         ----              ----
                                                              (in thousands)

Supplemental disclosures:
 Interest paid on deposits and borrowed funds         $   971           $   942
 Income taxes paid                                        117                64

  Noncash investing and financing activities:
   Decrease in unrealized gain on securities
     available for sale                               $    21           $    25
                                                      =======           =======















                See accompanying notes to financial statements.

                                                                          F-5




               MINDEN BUILDING AND LOAN ASSOCIATION
                  NOTES TO FINANCIAL STATEMENTS

                      JUNE 30, 2002 AND 2001




1. Presentation of Interim Information
   In the opinion of the management of Minden Building and Loan Association (the Association), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of June 30, 2002, and the results of operations and cash flows for the six months ended June 30, 2002 and 2001, and statement of equity for the six months ended June 30, 2002. Interim results are not necessarily indicative of results for a full year.

   The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Association's audited financial statements and notes for the year ended December 31, 2001.

2. Summary of Significant Accounting Policies
   Minden Building and Loan Association was a mutual building and loan association as of June 30, 2002. The Association accepts customer demand, savings, and time deposits and provides residential fixed-rate mortgages, consumer and business loans to consumers. The Association is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

   Use of Estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, deferred tax assets and trading activities.

   Significant Group Concentrations of Credit Risk. Most of the Association's activities are with customers located within Webster Parish, Louisiana. Note 2 to the financial statements summarizes the types of investment securities in which the Association makes investments, and Note 3 summarizes the types of loans included in the Association's loan portfolio. The Association does not have any significant concentrations to any one industry or customer.

3. Loans and Allowance for Loan Losses
   The composition of the Association's loan portfolio at June 30, 2002, is as follows (in thousands):

     First mortgage conventional loans:
      Secured by one-to-four-family residences                      $ 37,130
     Commercial real estate                                            3,667
     Commercial, other than real estate                                4,378
     Consumer loans (including overdrafts of $5)                       1,837
     Consumer loans secured by deposits                                1,334

                                                                          F-6




3. Loans and Allowance for Loan Losses   (Continued)

     Construction loans                                                1,911
                                                                    --------
        Total                                                         50,257
     Less:  Allowance for loan losses                                   (911)
        Unfunded construction loan commitments                        (1,568)
                                                                    --------
        Loans, net                                                  $ 47,778
                                                                    ========

   Changes in the allowance for loan losses are summarized as follows:

     Balance, January 1                                             $    911
     Provision for loan losses                                            -
     Loans charged off-net of recoveries                                  -
                                                                    --------
     Balance, June 30                                               $    911
                                                                    ========


   The Association's fee for the origination or assumption of a loan approximates its cost incurred on the loan. As the net fees/costs are deemed immaterial to the financial statements, no deferred loan fees/costs have been deferred as provided by SFAS 91.

   The Association's lending activity is concentrated within Webster Parish, Louisiana. The majority of loans extended in this lending area are for one-to-four family dwelling units; however, the Association is expanding its lending activities to commercial real estate, commercial business and consumer loans. See above for detail. The Association requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Association.

4. Accrued Interest Receivable
   Accrued interest receivable at June 30, 2002 consists of the following (in thousands):

      Loans                                                         $    174
      Mortgage-backed securities                                          86
      Investment securities and other                                     23
                                                                    --------
             Total accrued interest receivable                      $    283
                                                                    ========
5. Premises and Equipment
   Premises and equipment are summarized as follows (in thousands):

      Land and buildings                                            $  2,140
      Furniture, fixtures and equipment                                  370
                                                                    --------
             Total                                                     2,510
      Less-accumulated depreciation                                      407
                                                                    --------
             Net premises and equipment                             $  2,103
                                                                    ========

6. Deposits
   Deposits as of June 30, 2002 are summarized as follows (in thousands):

     Demand deposit accounts (including official
      checks of $413 in 2002)                                       $  5,904
     Savings                                                           8,986

                                                                          F-7



6. Deposits   (Continued)

     Certificates of deposit:
      2.00%   2.99%                                                    9,040
      3.00%   3.99%                                                   13,756
      4.00%   4.99%                                                    6,297
      5.00%   5.99%                                                    3,977
      6.00%   6.99%                                                    3,510
                                                                    --------
      Total certificates of deposit                                   36,580
                                                                    --------
             Total deposits                                         $ 51,470
                                                                    ========
7. Pension Plan
   In 2001, the Association adopted a 401(k) retirement plan and discontinued its "SEP" plan, covering all employees based upon a year of service. The plan provides for a 2% employer contribution (based upon compensation) with a match of the employees contribution up to 6% based upon Board approval. Plan contributions (in thousands) for 2002 and 2001 were $23 and $14, respectively.

8. Commitments and Contingencies
   In the ordinary course of business, the Association has outstanding commitments on which management does not anticipate losses. They include, among other things, commitments to extend credit and letters of credit undertaken in the normal course of business. As of June 30, 2002 (in thousands), the Association had $6,637 of loan commitments and lines of credit outstanding, including loans in process.

   When entered into, these commitments represent off-balance sheet risk to the Association, with the contractual notional amount representing the Association's exposure to credit loss in the event of nonperformance by the other party to the instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. They generally have fixed expiration dates and require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis, and obtains an amount of collateral it deems sufficient.









                                                                          F-8